Exhibit 99.1

FOR IMMEDIATE RELEASE
Contact: Hal Mechler
Senior Vice President & CFO
281-490-9652

Imperial Sugar Restarts Granulated Production at Port Wentworth Refinery;

Announces Third Quarter Earnings Call

Sugar Land, TX—(July 27, 2009) - Imperial Sugar Company (NASDAQ:IPSU) announced that it shipped the first load of bulk granulated refined sugar from its rebuilt Port Wentworth, Georgia refinery. The refinery, which was extensively damaged in an industrial accident in February 2008, commenced limited truck shipment of liquid bulk sugar in late June and completed production through the reconstructed granulator and dry bulk loading stations on Saturday, July 25. John Sheptor, Imperial’s President and CEO said, “The commissioning of the bulk loading station is a major milestone in our quest to fully restore production at Port Wentworth. We can once again begin serving a substantial portion of our industrial customer base from our Georgia refinery. This is a very proud day for all our employees who have worked so diligently to make this possible.”

Imperial re-affirmed that it expects to have complete restoration of packaging capabilities in the fall of 2009. The Company reported that through June 30, 2009, it had spent approximately $102 million of the estimated $200 million to $220 million construction costs. The Company received $24 million of advances under the property insurance policy in June. The Company’s property insurance policy provides coverage for construction replacement cost, as well as business interruption and certain payroll and other costs. Advances, which total $200 million to-date, are not identified with any specific coverage under the policy. The Company also reported that as of June 30, 2009, it had cash balances of $74 million and available, undrawn revolving credit capacity of $30 million, after deducting $60 million of borrowings and $7 million of letters of credit outstanding under that facility.

Company officials will conduct a conference call, starting at 09:00 a.m. Eastern, Wednesday, August 5, 2009. Imperial Sugar President and CEO John Sheptor and Senior Vice President and CFO Hal Mechler, will discuss the company’s operating results for its fiscal third quarter ended June 30, 2009, its current financial position and its business strategies.

Participants wishing to listen and participate in a brief question-and-answer session after the presentation can dial 1-866-202-0886 and enter the Participant Passcode: 80693834. The conference call can also be accessed via live audio webcast by visiting Imperial Sugar’s web site at http://www.imperialsugar.com and clicking on the “Q3 2009 Imperial Sugar Earnings Conference Call” icon under “Investor Relations”. For those who are unable to listen to the call during its live broadcast, a replay of the entire presentation will be available on the company’s web site beginning one hour following the conclusion of the call. In addition to the webcast replay, a telephone replay will also be available beginning one hour following the conclusion of the call that can be accessed by dialing 1-888-286-8010 and entering the Passcode: 75798197. Both replays will be available through September 5, 2009.

Please note: Participants planning to listen to the call via the Internet may need to download Windows Media Player® to hear the call if this feature has not been previously installed on their computers.

About Imperial Sugar

Imperial Sugar Company is one of the largest processors and marketers of refined sugar in the United States to food manufacturers, retail grocers and foodservice distributors. The Company markets products nationally under the Imperial®, Dixie Crystals® and Holly® brands. For more information about Imperial Sugar, visit www.imperialsugar.com.

Statements regarding Port Wentworth construction costs, timelines and operational restart dates, future market prices and margins, future expenses and liabilities arising from the Port Wentworth refinery incident, future insurance recoveries, future actions regarding the Louisiana Sugar Refinery, LLC venture, future import and export levels, future government and legislative action, future operating results, future availability of raw sugar, operating efficiencies, future investments and initiatives, future cost savings, future product innovations, future energy costs, our liquidity and ability to finance our operations and capital investment programs, future pension plan contributions and other statements that are not historical facts contained in this release are forward-looking statements that involve certain risks, uncertainties and assumptions. These risks, uncertainties and assumptions include, but are not limited to, market factors, farm and trade policy, unforeseen engineering, construction and equipment delays, regulatory or third party inspections and approvals, results of insurance negotiations, our ability to realize planned cost savings and other improvements, the available supply of sugar, energy costs, the effect of weather and economic conditions, results of actuarial assumptions, actual or threatened acts of terrorism or armed hostilities, legislative, administrative and judicial actions and other factors detailed in the Company’s Securities and Exchange Commission filings. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated.